Exhibit 32.2


                       CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




      In connection with the Quarterly Report of Micronetics, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Dow, Vice President-Finance of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

           (1)   The  Report  fully complies with the  requirements  of
Section 13(a) or Section 15(d) of the Securities Exchange Act of  1934;
and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




August 16, 2004             /s/Dennis Dow
                            ------------------------------------
                            Name:  Dennis Dow
                            Title: Vice President-Finance
                                   (Principal Financial Officer)



      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.